Bonds.com Group, Inc. 8-K

Exhibit 99.2

Bonds.com Provides Fourth Quarter 2009 Results Across Key Business Metrics

BOCA RATON, FL--(Marketwire - 01/26/10) - Bonds.com Group, Inc. (the "Company") (OTC.BB:BDCG - News), through its subsidiary Bonds.com, Inc., provider of an innovative comprehensive online trading platform providing execution, liquidity and competitive pricing to the fragmented fixed income marketplace, announced yesterday its Fourth Quarter 2009 results across each of its key business metrics.

The following data for the fiscal year ended December 31, 2009, for the fiscal quarters ended during 2009 and for new accounts, trades, and the number of bonds traded is unaudited and thus potentially subject to change.

FY 2008 vs. FY 2009
	2008	2009	Annual Change
New Accounts	899	847	-6%
Trades	3,501	12,209	249%
Revenue	$863,030	$3,945,105	357%
Average Revenue per Trade	$247	$323	31%
Average Size of Trade	96,732	145,819	51%
Number of Bonds Traded	338,657,000	1,780,303,903	426%

Q3 2009 vs. Q4 2009 Results
	Q3 2009	Q4 2009	Quarterly Change
New Accounts	209	61	-71%
Trades	3392	3074	-9%
Revenue	$959,793	$940,688	-2%
Average Revenue per Trade	$283	$306	8%
Average Size of Trade	120,844	217,288	80%
Number of Bonds Traded	409,903,000	667,944,704	63%

Quarterly Comparison (Q4 2008 - Q4 2009)
	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Quarterly Compounding Change
Trades	1660	2328	3415	3392	3074	17%
Revenue	$577,569	$941,303	$1,103,321	$959,793	$940,688	13%
New Accounts	357	241	336	209	61	-36%

***Please note: Several large Treasury trades impacted certain metrics to the upside, such as the average size per trade and the total number of bonds traded. These trades were larger than 75mm when they occurred. ***

Note: All data is as of settlement date and rounded to nearest dollar. The following data for the fiscal year ended December 31, 2009, for the fiscal quarters ended during 2009 and for new accounts, trades, and the number of bonds traded is unaudited and thus potentially subject to change.

"This past quarter has brought many positives to the company. The additional capital and associated expansion of our Board of Directors and Management Team members combined with strong strategic decisions should make 2010 an exciting year for our investors," said John Barry IV, CEO. "Expanding our sales force and concentrating our BondstationPRO sales efforts out of New York should provide continued growth and trade volume. I am pleased with our progress over the past 2 years and look forward to continued growth in revenue."

To be added to the Bonds.com investor email list, please email investorrelations@bonds.com with BDCG in the subject line.

About Bonds.com Group, Inc.

Bonds.com Group, Inc. (OTC.BB:BDCG - News), through its subsidiary Bonds.com, Inc., serves institutional Fixed Income investors by providing a comprehensive zero subscription fee online trading platform. The Company designed the BondStation and BondStationPro platforms to provide liquidity and competitive pricing to the fragmented Over-The-Counter (OTC) Fixed Income marketplace.

The Company differentiates itself by offering through Bonds.com, Inc. an inventory of over 35,000 Fixed Income securities from more than 175 competing sources. Asset classes currently offered on BondStation and BondStationPro, our Fixed Income trading platforms, include municipal bonds, corporate bonds, agency bonds, certificates of deposit (CDs), emerging market debt, structured products and U.S. Treasuries.

Bonds.com Investor Relations Website:

http://ir.bonds.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

CONTACT:
Bonds.com Group, Inc.
Christopher G. Loughlin
Chief Operating Officer
(877) 880-BDCG (2324)
cloughlin@bonds.com
www.bonds.com